Exhibit 99.2

Hi-Crush Augusta LLC
Financial Statements
For the Three Months Ended March 31, 2014 and 2013
(Unaudited)

Hi-Crush Augusta LLC
Index to Financial Statements
(Unaudited)

Hi-Crush Augusta LLC
Condensed Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash	$4,213	$4,561
Accounts receivable	6,039	5,861
Inventories	3,884	7,102
Prepaid expenses and other current assets	136	193
Total current assets	14,272	17,717
Property, plant and equipment, net	83,780	82,492
Total assets	$98,052	$100,209
Liabilities and Members' Capital
Current liabilities:
Accounts payable	$1,661	$1,802
Accrued and other current liabilities	3,508	3,294
Due to member	1,387	7,781
Total current liabilities	6,556	12,877
Asset retirement obligation	2,983	2,955
Total liabilities	9,539	15,832
Commitments and contingencies	—	—
Members' capital:
Preferred units	51,258	50,529
Common units	37,255	33,848
Total members' capital	88,513	84,377
Total liabilities and members' capital	$98,052	$100,209

See Notes to Unaudited Condensed Financial Statements

Hi-Crush Augusta LLC
Condensed Statements of Operations
(In thousands)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2014	2013
Revenues	$17,583	$5,057
Cost of goods sold (including depreciation and depletion)	9,290	3,546
Gross profit	8,293	1,511
Operating costs and expenses:
General and administrative	834	589
Accretion of asset retirement obligation	28	28
Income from operations	7,431	894
Other income (expense):
Interest expense	(37)	—
Net income	$7,394	$894

See Notes to Unaudited Condensed Financial Statements

Hi-Crush Augusta LLC
Condensed Statements of Members' Capital
(in thousands)
(Unaudited)

	Preferred Unitholders	Common Unitholders	Total Members' Capital

Balance at December 31, 2013	$50,529	$33,848	$84,377
Distributions	(3,750)	—	(3,750)
Capital contribution	—	492	492
Net income	4,479	2,915	7,394
Balance at March 31, 2014	$51,258	$37,255	$88,513

See Notes to Unaudited Condensed Financial Statements

Hi-Crush Augusta LLC
Condensed Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2014	2013
Operating activities:
Net income	$7,394	$894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	480	292
Management fees paid by Member on behalf of Hi-Crush Augusta LLC	492	263
Accretion of asset retirement obligation	28	28
Changes in operating assets and liabilities:
Accounts receivable	(178)	(1,389)
Prepaid expenses and other current assets	57	54
Inventories	2,876	637
Accounts payable	349	(177)
Accrued and other current liabilities	214	146
Due to member	(3,816)	(268)
Net cash provided by operating activities	7,896	480
Investing activities:
Capital expenditures for property, plant and equipment	(1,916)	(1,896)
Net cash used in investing activities	(1,916)	(1,896)
Financing activities:
Member financing, net	(2,578)	5,880
Issuance of preferred units	—	37,500
Repayment of debt	—	(33,250)
Distributions to preferred unitholders	(3,750)	—
Distributions to common unitholders	—	(4,637)
Net cash provided by (used in) financing activities	(6,328)	5,493
Net increase (decrease) in cash	(348)	4,077
Cash:
Beginning of period	4,561	—
End of period	$4,213	$4,077

Non-cash investing and financing activities:
Increase (decrease) in accounts payable and accrued and other current liabilities for additions to property, plant and equipment	$(490)	$(1,256)
Expenses paid by Member on behalf of Hi-Crush Augusta LLC	492	263
Conversion of advances into member capital	—	47,715
Cash paid for interest, net of amount capitalized	37	—

See Notes to Unaudited Condensed Financial Statements

Hi-Crush Augusta LLC
Notes to Condensed Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

1. Business and Organization
Hi-Crush Augusta LLC (the "Company" or "Augusta") is a Delaware limited liability company formed by Hi-Crush Proppants LLC on March 14, 2012 engaged in the excavation and processing of raw frac sand for use in hydraulic fracturing operations for oil and natural gas wells.
In 2012, Augusta purchased land in Eau Claire County, Wisconsin and completed the construction of its sand processing plant ("Augusta Plant"). Customer shipments were initiated in August 2012. The Augusta Plant processes sand from its reserves for use in the oil and natural gas industry as proppant.

2. Basis of Presentation and Use of Estimates
The accompanying unaudited interim Condensed Financial Statements (“interim statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X issued by the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these interim statements are not necessarily indicative of the results that may be reported for the entire year. These interim statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2013 and the period from March 14, 2014 (Inception) through December 31, 2012. The year-end balance sheet data was derived from the audited financial statements, but does not include all disclosures required by GAAP.
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3. Significant Accounting Policies
Our significant accounting policies are disclosed in the notes to the Company’s annual financial statements and summarized below.
Revenue Recognition
Frac sand sales revenues are recognized when legal title passes to the customer. All sales are freight on board (“FOB”) plant and title passes as the product is loaded into the customer’s rail cars. At that point, delivery has occurred, evidence of a contractual arrangement exists and collectability is reasonably assured. Revenue from make-whole provisions in our customer contracts is recognized at the end of the defined cure period.
The Augusta Plant sells product under a long-term supply agreement entered into with a customer in August 2012, the current term of which expires in 2017. The agreement defines, among other commitments, the volume of product that the Company must provide, the price that will be charged to the customer, and the volume that the customer must purchase.
Fair Value of Financial Instruments
The amounts reported in the balance sheet as current assets or liabilities, including cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these instruments.
Income Taxes
The Company is a pass-through entity and is not considered a taxing entity for federal tax purposes. Therefore, there is not a provision for income taxes in the accompanying financial statements. The Company’s net income or loss is allocated to its members in accordance with the operating agreement. At March 31, 2014, the Company did not have any liabilities for uncertain tax positions or gross unrecognized tax benefit.
Recent Accounting Pronouncements and Other
The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition or cash flows, based on current information.

Hi-Crush Augusta LLC
Notes to Condensed Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

4. Inventories
Inventories consist of the following:

	March 31, 2014	December 31, 2013
Raw material	$733	$706
Work-in-progress	1,874	5,376
Finished goods	92	103
Spare parts	1,185	917
	$3,884	$7,102

5. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	March 31, 2014	December 31, 2013
Buildings	$1,708	$1,708
Mining property and mine development	15,190	15,168
Plant and equipment	61,024	60,958
Rail and rail equipment	7,648	7,648
Construction in progress	2,191	853
Property, plant and equipment	87,761	86,335
Less: Accumulated depreciation and depletion	(3,981)	(3,843)
Property, plant and equipment, net	$83,780	$82,492

Depreciation and depletion expense was $480 and $292 for the three months ended March 31, 2014 and 2013, respectively.

6. Members' Capital
During the three months ended March 31, 2014 and 2013, Hi-Crush Proppants LLC provided $492 and $263, respectively, of management services and other expenses paid on behalf of Augusta. Such costs are recognized as non-cash capital contributions in the accompanying financial statements.
On January 31, 2013, Hi-Crush Proppants LLC received 60,692 preferred units and 400,000 common units in the Company through the conversion of $9,543 and $38,172 of outstanding advances due from the Company, respectively. In addition, the Company assumed $33,250 of Hi-Crush Proppants LLC's bank debt in lieu of repayment of outstanding advances of the same amount.

On January 31, 2013, the Company issued 39,308 preferred units to Hi-Crush Partners LP for $37,500 of cash. The proceeds of this transaction were used to repay the assumed bank debt of $33,250 and a portion of a one-time distribution of $4,637 to the common unitholders.

The Company accounts for the preferred units as equity. The holders of the preferred units are entitled to a preferred distribution of $3,750 per quarter, or $15,000 annually.

The Company paid a distribution of $3,750 to its preferred unitholder during the three months ended March 31, 2014.

Our operating agreement contains provisions for the allocation of net income and loss to members. For purposes of maintaining member capital accounts, the operating agreement specifies that items of income and loss shall be allocated among the members in accordance with their respective percentage ownership interest, adjusted for distributions paid to each class.
On April 28, 2014, the 100,000 of preferred units were converted into 100,000 common units (see Note 10).

Hi-Crush Augusta LLC
Notes to Condensed Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

7. Related Party Transactions
During the three months ended March 31, 2014 and 2013, the Company incurred management fees charged by Hi-Crush Proppants LLC, as discussed in Note 6.
In the normal course of business, Hi-Crush Proppants LLC and the Company may from time to time make payments on behalf of each other, as outlined in the financing section of the accompanying condensed statement of cash flows.
During the period from March 14, 2012 (inception) through December 31, 2012, the Company received $80,965 of financing from Hi-Crush Proppants LLC. Such funds were used to pay for the construction of the Augusta plant and for general working capital purposes. The financing did not bear interest. On January 31, 2013, Hi-Crush Proppants LLC extinguished affiliate debts as follows:

Conversion into common units of Hi-Crush Augusta LLC	$38,172
Conversion into preferred units of Hi-Crush Augusta LLC	9,543
Assumption of bank debt	33,250
Total affiliate advances extinguished	$80,965
During the three months ended March 31, 2014 and 2013, the Company sold $2,833 and $408 of sand to Hi-Crush Partners LP, a subsidiary of Hi-Crush Proppants LLC.

8. Asset Retirement Obligation
Although the ultimate amount of reclamation and closure costs to be incurred is uncertain, the Company maintains a post-closure reclamation and site restoration obligation as follows:

Balance at December 31, 2013	$2,955
Additions to liabilities	—
Accretion expense	28
Balance at March 31, 2014	$2,983
9. Commitments and Contingencies
In 2012, the Company entered into a long-term supply agreement with a customer. This contract establishes minimum annual sand volumes that the Company is required to make available to the customer through 2017. Through March 31, 2014, no payments for non-delivery of minimum annual sand volumes were made by the Company to this customer.

The Company has entered into royalty agreements under which the Company is under a commitment to pay royalties on sand sold and paid for. Royalty expense is recorded as the sand is sold and the royalty payment is paid based on sand volumes sold and paid for by the customer. Royalty expense is included in costs of goods sold. Royalty expense was $1,976 and $501 during the three months ended March 31, 2014 and 2013, respectively.
From time to time, the Company may be subject to various claims and legal proceedings which arise in the normal course of business. Management is not aware of any legal matters that are likely to have material adverse effect on the Company’s financial position, results of operations or cash flows.
10. Subsequent Events
On April 8, 2014, Hi-Crush Partners LP entered into a contribution agreement for its wholly owned subsidiary, Hi-Crush Augusta Acquisition Co. LLC, to acquire 390,000 of the Company's common units from Hi-Crush Proppants LLC for cash consideration of $224,250. On April 28, 2014, the 100,000 of preferred units held by Hi-Crush Partners LP were converted into 100,000 common units. As a result of these transactions, Hi-Crush Partners LP and its subsidiaries own 98% of the Company's common units.